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                                                                  Exhibit (a)(6)

GAM Avalon Multi-Europe, LLC
Statement of Financial Condition
September 30, 2002
(Unaudited)
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ASSETS
Investments in funds, at fair value                                 $15,145,691
Cash and cash equivalents                                               111,342
Receivable from Advisor                                                   7,132
                                                                    -----------

  TOTAL ASSETS                                                       15,264,165
                                                                    -----------

LIABILITIES
Management fee                                                           50,606
Printing expenses                                                        24,192
Professional fees                                                        16,131
Tax fees                                                                 14,429
Administrative and accounting fees                                        8,010
Directors' fees                                                             975
Other accrued expenses                                                    3,012
                                                                    -----------
  TOTAL LIABILITIES                                                     117,355
                                                                    -----------

    NET ASSETS                                                      $15,146,810
                                                                    ===========

MEMBERS' CAPITAL
Represented by:
Net capital                                                         $14,936,119
Net unrealized appreciation on investments in investment funds          210,691
                                                                    -----------

  MEMBERS' CAPITAL                                                  $15,146,810
                                                                    ===========

  Net asset value per outstanding unit of limited liability
    company interest ($15,146,810/159,181 units outstanding)        $     95.15
                                                                    ===========

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INVESTMENT INCOME
  Interest                                                          $     1,582
                                                                    -----------

EXPENSES
  Management fee                                                        144,433
  Administrative and accounting fees                                     39,000
  Professional fees                                                      19,302
  Investor servicing fees                                                12,072
  Syndication expenses                                                    8,641
  Custody fees and expenses                                               6,000
  Directors' fees                                                         5,100
  Other                                                                  15,583
                                                                    -----------

    Gross expenses                                                      250,131
    Fees waived (Note 3)                                                (53,960)
                                                                    -----------

    NET EXPENSES                                                        196,171
                                                                    -----------

    NET INVESTMENT LOSS                                                (194,589)
                                                                    -----------

    UNREALIZED DEPRECIATION ON INVESTMENTS IN
      INVESTMENT FUNDS                                                 (147,603)
                                                                    -----------

    NET DECREASE IN MEMBERS' CAPITAL DERIVED
      FROM INVESTMENT ACTIVITIES                                    $  (342,192)
                                                                    ===========